UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   February 20, 2015

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12220 World Trade Drive San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

(858) 674-8100
(Registrant’s telephone number, including area code.)

N/A
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2015, Alan H. Benjamin resigned from his role as Chief Operating Officer of Pulse Electronics Corporation, a Pennsylvania corporation (the "Company").  As of February 20, 2015, the Company and Mr. Benjamin entered into a Separation Agreement and Release of Claims (the "Separation Agreement").  Provided that he delivers a customary release of claims within 45 days of the date of the Separation Agreement and does not revoke such release within seven days thereof, the Separation Agreement provides that Mr. Benjamin will be entitled to payment of his base salary through the end of February 2015, a one-time payment of $100,000 on May 1, 2015, an additional severance of $1,375,000 payable over a six month period, a pro rata adjusted 2015 performance bonus payable at the same time that annual bonuses are paid to other executives of the Company (and in no event later than March 15th, 2016), and the continuation of certain group health plan benefits for up to 24 months. The above description is not complete and  is qualified in its entirety by the Separation Agreement, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events

On each of October 16, 2014 and December 29, 2014, the Company filed a Form 15 (together, the "Original Form 15 Filings") with the Securities and Exchange Commission (the "Commission") to deregister its common stock, par value $0.125 per share (the "Common Stock"), from Section 12(g) under the Securities Exchange Act of 1934 (the "Exchange Act") and to suspend its filing obligations under Section 15(d) under the Exchange Act.  Based on information received from its transfer agent, the Company believed it had less than 300 holders of record of Common Stock at the time of the Original Form 15 Filings; however, based on the review of newly available information, the Company now believes there were in excess of 300 holders of record of the Common Stock at the time of the Original Form 15 Filings.  Therefore, on February 23, 2015, the Company filed Amendment No. 1 to the Original Form 15 Filings (the "Amended Form 15") with the Commission to withdraw the Original Form 15 Filings. Accordingly, the Company is resuming compliance with the applicable reporting requirements of the Exchange Act. The Company was not required to file any reports with the Commission from the time its reporting obligations ceased through the filing date of the Amended Form 15.

The Common Stock is traded on the OTC Markets under the symbol "PULS".  The OTC Markets is an electronic network through which participating broker-dealers can make markets and enter orders to buy and sell shares of issuers. The Company cannot provide any assurance that trading in the Common Stock will continue on the OTC Markets or otherwise. Cessation of such trading could negatively impact market prices for the Common Stock and make it more difficult for shareholders to sell their shares of Common Stock.  The Common Stock was voluntarily delisted from the NYSE on October 6, 2014 and remains delisted from the NYSE. The filing of the Amended Form 15 has no effect on such delisting.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Separation Agreement and Release of Claims by and between the Company and Alan H. Benjamin, dated February 20, 2015.

99.2	Press Release of Pulse Electronics Corporation, dated February 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2015	PULSE ELECTRONICS CORPORATION

	By:	/s/ Michael C. Bond
Name: Michael C. Bond Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Separation Agreement and Release of Claims by and between the Company and Alan H. Benjamin, dated February 20, 2015.

99.2	Press Release of Pulse Electronics Corporation, dated February 23, 2015.